EXHIBIT 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Camelot System Information Inc., a British Virgin Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of March 20, 2013.

YIMING MA

By :	/s/ Yiming Ma
Name :	Yiming Ma

BENEFIT OVERSEAS LIMITED

By :	/s/ Yiming Ma
Name :	Yiming Ma
Title:	Director

HEIDI CHOU

By :	/s/ Heidi Chou
Name :	Heidi Chou

DREAMS POWER LTD.

By :	/s/ Heidi Chou
Name :	Heidi Chou
Title:	Director

YUHUI WANG

By :	/s/ Yuhui Wang
Name :	Yuhui Wang